As Filed Pursuant to Rule 424(b)(5)

Registration No. 333-260439

PROSPECTUS

Up to $50,000,000

COMMON STOCK

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000, from time to time, through Cowen acting as our agent.

Our common stock is traded on The Nasdaq Capital Market, or the Nasdaq, under the symbol “DRIO.” On October 19, 2021, the last reported sale price of our common stock on the Nasdaq was $16.65, per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” offerings, as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the Nasdaq or any other trading market for our common stock. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the shares of our common stock sold through it pursuant to the sales agreement. See “Plan of Distribution” beginning on page 10 for additional information regarding the compensation to be paid to Cowen. In connection with the sale of the shares our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Our business and an investment in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 6 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement concerning factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cowen

The date of this prospectus is November 12, 2021

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and any free writing prospectus or prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus and the accompanying prospectus. We have not, and Cowen has not, authorized anyone to provide you with information that is different. This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus or the accompanying prospectus is accurate as of any date other than the date of this prospectus or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or unless the context requires otherwise, the terms “DarioHealth,” “the Company,” “we,” “our,” and “us” refer to DarioHealth Corp., a Delaware corporation and our wholly-owned subsidiaries LabStyle Innovation Ltd. and Upright Technologies Ltd., each of which are Israeli companies, and Upright Technologies Inc. and PsyInnovations Inc., each a Delaware company.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus and the accompanying prospectus, including the “Risk Factors” sections, starting on page 6 of this prospectus, page 6 of the accompanying prospectus and page 21 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Our Company

We are a leading global Digital Therapeutics company revolutionizing the way people manage their health across the chronic condition spectrum to live a better and healthier life. Our mission is to transform how affected individuals manage their health and chronic conditions by empowering our customers to easily manage their conditions and take steps to improve their overall health. Most chronic conditions are driven by personal behaviors and the individual actions that are or are not taken. We believe that changing these behaviors can dramatically improve our customers’ overall health and substantially reduce unnecessary health spending. However, behavioral change and habit formation are difficult, especially in managing chronic disease and related conditions. Our digital therapeutics endeavor to produce lasting behavior changes in our customers by applying a novel combination of artificial intelligence, or AI, driven dynamic personalization and behavioral science at scale. This allows us to engage and support our customers, and offer them a complete virtual care solution, ideally resulting in improved health outcomes and reduced total cost of care.

We began our sales in the direct-to-consumer space, solving first for what we deemed the most difficult problems: how to engage users and support behavior change to improve clinical outcomes in diabetes. Our most developed AI tools leverage the direct-to-consumer experience from over 150,000 members to drive superior engagement and outcomes. In early 2020, we broadened our solutions to include other medical conditions in addition to diabetes, and to serve business customers who seek to improve the health of their stakeholders. Presently, we have deployed solutions for diabetes, hypertension, and pre-diabetes, and through our acquisition of Upright Technologies Ltd., we now offer solutions for musculoskeletal conditions. We are currently delivering Business to Business to Consumer solutions for providers, employers, and pharmaceutical companies, and we plan to develop a full-risk health plan business, which we expect will provide our AI driven, remote patient monitoring and coaching for a variety of chronic conditions, across a range of customer product lines in 2021.

Our address is 142 W. 57th St., 8th Floor, New York, New York and our telephone number is (646) 665-4667. Our corporate website is: www.mydario.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

THE OFFERING

Common stock to be offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering	Assuming all $50,000,000 of shares of our common stock are sold in this offering at an assumed offering price of $16.65 per share, the last reported sale price of shares of our common stock on the Nasdaq on October 19, 2021, we would have had 19,333,845 shares of our common stock outstanding as of June 30, 2021.

Manner of Offering	“At-the-market” offering that may be made from time to time through Cowen as our sales agent. See “Plan of Distribution” on page 10 of this prospectus.

Use of Proceeds	We expect to use the net proceeds of this offering, if any, for general corporate purposes. See “Use of Proceeds” on page 8.

Risk Factors	See “Risk Factors” beginning on page 6 of this prospectus and page 6 of the accompanying prospectus and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Listing on Nasdaq Capital Market	Our common stock is listed on The Nasdaq Capital Market under the symbol “DRIO”.

Unless we indicate otherwise, all information in this prospectus supplement is based on 16,562,472 shares of common stock outstanding as of October 19, 2021, and excludes:

•	662,120 shares of our common stock issuable upon exercise of outstanding stock options under our Amended and Restated 2012 Equity Incentive Plan at a weighted average exercise price of $16.27, 827,060 shares of our common stock issuable upon exercise of outstanding stock options under our 2020 Equity Incentive Plan at a weighted average exercise price of $19.63, and 303,459 shares of our common stock issuable upon exercise of outstanding non-plan stock options at a weighted average exercise price of $18.48 per share; and

•	1,114,784 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $14.49 per share as of October 19, 2021.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the following section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering and Ownership of our Common Stock

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. Our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of any product candidates we may develop. Pending their use, we may invest our cash, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See “Use of Proceeds.”

If you purchase our shares of our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares of our common stock.

The shares of our common stock sold in this offering from time to time will be sold at various prices; however, we expect that the public offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering and will suffer substantial dilution with respect to the net tangible book value of those shares of our common stock. Assuming that an aggregate of 3,003,003 shares of our common stock are sold at a public offering price of $16.65 per share, the last reported sale price of our common stock on the Nasdaq on October 19, 2021, for aggregate gross proceeds of approximately $50,000,000, and after deducting estimated commissions and offering expenses payable by us, you would incur immediate dilution of $8.04 per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value per share, as of June 30, 2021, of $8.61 after giving effect to this offering. Further, the future exercise of any options or warrants to purchase shares of our common stock and the vesting and settlement of any restricted stock units will result in additional dilution of your investment. See the section titled “Dilution” for a more detailed illustration of the dilution that you would incur if you participate in this offering.

Future sales of shares of our common stock, or the perception that such sales may occur, could depress our share price, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception by investors that our stockholders intend to sell substantial amounts of our common stock in the public market, could depress the market price of our common stock even if our business is doing well.

All of the shares sold in this offering, as well as shares issued upon the exercise of options and warrants granted to persons other than our officers and directors, are freely transferable without restrictions or further registration under the Securities Act. If our large stockholders, including our Founders, or any of our other executive officers or directors were to sell a substantial portion of our common stock, or if the market perceived that any such stockholders or other executive officers or directors intends to sell shares of our common stock, such sale or perception could negatively affect our common stock price.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this prospectus, the accompanying prospectus and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “intends,” “plans,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, and similar expressions are intended to identify forward-looking statements.  We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, achievements or industry results, expressed or implied by such forward-looking statements.  Such forward-looking statements include, among other statements, statements regarding the following:

●	our current and future capital requirements and our ability to satisfy our capital needs through financing transactions or otherwise;

●	our launch and market penetration plans;

●	the expected execution of agreements with various providers for our solution;

●	our ability to manufacture, market and generate sales of our medical devices, including Dario Blood Glucose monitor, Dario Blood Pressure monitor and Dario Weight Scale;

●	our ability to commercialize our membership programs, including our per member per month program for people with diabetes and hypertension, and our Business to Business to Consumer services;

●	our ability to develop, launch and commercialize the Dario Loop;

●	our ability to maintain our relationships with key partners;

●	our ability to complete required clinical trials of our product and obtain clearance or approval from the United States Food and Drug Administration, or other regulatory agencies in different jurisdictions;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” for additional risks that could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all the risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000, from time to time, in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the sales agreement with Cowen as a source of financing.

We currently intend to use the net proceeds from the sale of shares our common stock offered hereby for general corporate purposes.

DILUTION

Dilution with respect to net tangible book value per share represents the difference between the price per share paid by the purchasers of the shares of common stock sold in this offering and the net tangible book value per share of common stock immediately after this offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our historical net tangible book value as of June 30, 2021 was approximately $118,113,000, or $7.23 per share.

After giving effect to the assumed sale of 3,003,003 shares of our common stock in this offering at an assumed offering price of $16.65 per share, the last reported sale price of our common stock on the Nasdaq on October 19, 2021, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $166,501, or $8.61 per share. This represents an immediate increase in as adjusted net tangible book value of $1.38 per share to existing stockholders and immediate dilution of $8.04 per share to new investors purchasing shares of our common stock in this offering at the assumed offering price.

The following table illustrates this calculation on a per share basis. The pro forma as adjusted information is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The pro forma as adjusted information assumes that all shares of our common stock in the aggregate amount of $50,000,000 are sold at the assumed public offering price of $16.65 per share, the last reported sale price of our common stock on the Nasdaq on October 19, 2021. The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$16.65
Historical net tangible book value per share as of June 30, 2021	$118,113,000
Increase in net tangible book value per share after giving effect to this offering	$48,373,000
Pro forma as adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering		$8.61
Dilution in adjusted net tangible book value per share to new investors purchasing shares of our common stock in this offering		$8.04

The above discussion and table are based on 16,330,842 shares of our common stock outstanding as of June 30, 2021, and exclude, as of such date:

•	678,544 shares of our common stock issuable upon exercise of outstanding stock options under our Amended and Restated 2012 Equity Incentive Plan at a weighted average exercise price of $18.48, 581,217 shares of our common stock issuable upon exercise of outstanding stock options under our 2020 Equity Incentive Plan at a weighted average exercise price of $21.34, and 285,425 shares of our common stock issuable upon exercise of outstanding non-plan stock options at a weighted average exercise price of $19.00 per share; and

•	1,020,271 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $14.14.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $50,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq or any other trading market for our common stock. If authorized by us in writing, Cowen may purchase shares of our common stock as principal.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s expenses incurred in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $127,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on the Nasdaq on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on the Nasdaq and trades under the symbol “DRIO.” The transfer agent of our common stock is VStock Transfer, LLC.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Cowen and Company, LLC is being represented in connection with this offering by DLA Piper LLP, New York, New York.

EXPERTS

The consolidated financial statements of DarioHealth Corp. at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.   Our website address is www.mydario.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 9, 2021;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 17, 2021 and August 16, 2021, respectively;

(3)	Our Current Reports on Form 8-K and 8-K/A, as filed with the SEC on January 28, 2021, February 4, 2021, April 1, 2021, May 18, 2021, June 7, 201, June 8, 2021, July 9, 2021, August 16, 2021 and October 22, 2021; and

(4)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 142 W. 57th St., 8th Floor, New York, New York, Attention: Controller, (646) 665-4667.

Up to $50,000,000

COMMON STOCK

PROSPECTUS

Cowen

November 12, 2021